EXHIBIT 99.2

The following unaudited pro forma consolidated financial information is being filed herewith:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2005

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2005

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2004

•	Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2005 gives effect to the sale as if it had occurred as of September 30, 2005 and removes the assets sold and liabilities assumed of the payment gateway business of VeriSign.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2005, and the year ended December 31, 2004, give effect to the sale as if it had occurred at the beginning of each period presented. The Unaudited Pro Forma Condensed Consolidated Statements of Operations were prepared based on the Unaudited Condensed Consolidated Statements of Operations for the nine months ended September 30, 2005, and the Audited Consolidated Statements of Operations of VeriSign for the year ended December 31, 2004.

The unaudited pro forma condensed consolidated financial information is based on estimates and assumptions. These estimates and assumptions have been made solely for purposes of developing this pro forma information. Unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations of future periods or the results that actually would have been realized had the payment gateway business been sold during this period. This unaudited pro forma condensed consolidated financial information is based upon the historical consolidated financial statements of VeriSign, Inc.

VERISIGN, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2005

(In thousands, except share data)

	VeriSign, Inc.	Payment Services (1)	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$309,944	$1,866	$370,000	(2)	$678,078
Short-term investments	438,236	—	—		438,236
Accounts receivable, net	271,210	—	—		271,210
Prepaid expenses and other current assets	90,191	—	—		90,191
Deferred tax assets	17,290	—	—		17,290

Total current assets	1,126,871	1,866	370,000		1,495,005

Property and equipment, net	528,291	4,546	—		523,745
Goodwill	1,006,441	—	—		1,006,441
Other intangible assets, net	224,981	—	—		224,981
Restricted cash	50,972	—	—		50,972
Long-term note receivable	25,800	—	—		25,800
Other assets, net	15,782	—	—		15,782

Total long-term assets	1,852,267	4,546	—		1,847,721

Total assets	$2,979,138	$6,412	$370,000		$3,342,726

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$476,151	$1,866	$9,566	(3)	$483,851
Accrued restructuring costs	8,354	—	—		8,354
Deferred revenue	369,689	10,869	—		358,820

Total current liabilities	854,194	12,735	9,566		851,025

Long-term deferred revenue	123,646	1,363	—		122,283
Long-term accrued restructuring costs	11,837	—	—		11,837
Deferred tax liabilities	20,942	—	—		20,942
Other long-term liabilities	5,550	—	—		5,550

Total long-term liabilities	161,975	1,363	—		160,612

Total liabilities	1,016,169	14,098	9,566		1,011,637

Minority Interest	39,495	—	—		39,495
Stockholders’ equity:
Preferred stock - par value $.001 per share Authorized shares: 5,000,000 Issued and outstanding shares: none	—	—	—		—
Common stock - par value $.001 per share Authorized shares: 1,000,000,000 Issued and outstanding shares: 257,228,503 (excluding 16,296,427 shares held in treasury )	257	—	—		257
Additional paid-in capital	23,362,993	—	136,336	(4)	23,499,329
Unearned compensation	(13,221)	—	—		(13,221)
Accumulated deficit	(21,418,785)	—	231,784	(5)	(21,187,001)
Accumulated other comprehensive loss	(7,770)	—	—		(7,770)

Total stockholders’ equity	1,923,474	—	368,120		2,291,594

Total liabilities and stockholders’ equity	$2,979,138	$14,098	$377,686		$3,342,726

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

VERISIGN, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

(In thousands, except per share data)

	VeriSign, Inc.	Payment Services (6)		Pro Forma
Revenues	$1,260,587	$43,206		$1,217,381

Costs and expenses:
Cost of revenues	390,678	7,061		383,617
Sales and marketing	386,611	9,267		377,344
Research and development	76,451	6,376		70,075
General and administrative	142,205	789		141,416
Restructuring and other reversals	(1,471)	—		(1,471)
Amortization other intangible assets	73,896	—		73,896
Acquired in-process research and development	6,100	—		6,100

Total costs and expenses	1,074,470	23,493		1,050,977

Operating income	186,117	19,713		166,404
Other income, net	40,383	—		40,383

Income before income taxes	226,500	19,713		206,787
Income tax expense	91,456	7,964	(7)	83,492

Net income	$135,044	$11,749		$123,295

Net income per share:
Basic	$0.52			$0.48

Diluted	$0.51			$0.46

Shares used in per share computation:
Basic	259,254			259,254

Diluted	267,045			267,045

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

VERISIGN, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

(In thousands, except per share data)

	VeriSign, Inc.	Payment Services (6)		Pro Forma
Revenues	$1,166,455	$48,149		$1,118,306

Costs and expenses:
Cost of revenues	444,759	8,743		436,016
Sales and marketing	253,480	11,733		241,747
Research and development	67,346	6,941		60,405
General and administrative	164,922	893		164,029
Restructuring and other charges	24,780	—		24,780
Amortization other intangible assets	79,440	—		79,440

Total costs and expenses	1,034,727	28,310		1,006,417

Operating income	131,728	19,839		111,889
Other income, net	82,077	—		82,077

Income before income taxes	213,805	19,839		193,966
Income tax expense	27,580	2,559	(7)	25,021

Net income	$186,225	$17,280		$168,945

Net income per share:
Basic	$0.74			$0.67

Diluted	$0.72			$0.65

Shares used in per share computation:
Basic	250,564			250,564

Diluted	257,992			257,992

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

VERISIGN, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(1)	Represents the removal of assets sold and liabilities assumed related to VeriSign’s sale of its payment gateway business as of September 30, 2005.

(2)	Represents consideration for VeriSign’s sale of its payment gateway business to PayPal. VeriSign received approximately $370 million in cash.

(3)	Represents the accrual of transaction costs related to VeriSign’s sale of its payment gateway business for investment banking fees, legal and accounting fees, plus additional taxes resulting from the sale.

(4)	Represents the tax benefit resulting from the realization of previously unrecognized net operating loss carryforwards attributable to exercised stock options.

(5)	Represents the estimated gain on VeriSign’s sale of its payment gateway business as if sold on September 30, 2005.

(6)	Represents removal of results of operations of the payment gateway business for the respective periods. Payments Services costs were based on charges directly incurred by the business unit.

(7)	Assumes an estimated tax rate of 40.4% for the nine months ended September 30, 2005 and 12.9% for the year ended December 31, 2004 for the payment gateway business. These rates are consistent with those used in the respective Forms 10-Q and 10-K.